UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 11, 2017

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Financial Disclosures.

On Januray 11, 2017, Upland announced that it expects total revenue and Adjusted EBITDA for the quarter ended December 31, 2016 to be at the upper end of previously-announced guidance ranges.
In addition, for the quarter ending March 31, 2017, Upland expects reported total revenue to be in the range of $20.0 million to $20.8 million including recurring revenue in the range of $17.5 million to $18.1 million, for growth in recurring revenue of 17% at the mid-point over the quarter ended March 31, 2016. Adjusted EBITDA is expected to be in the range of $5.0 million to $5.5 million, for an Adjusted EBITDA margin of 26% at the mid-point, representing growth of 162% at the mid-point over the quarter ended March 31, 2016.
Finally, Upland today raised its long term Adjusted EBITDA margin target from 30% to 35%.
“Q4 came in strong with continued success in expanding our customer relationships allowing us to affirm our healthy Q4 outlook and to provide record Q1 guidance that reflects both the Omtool acquisition and the continued growth in our core business,” said Jack McDonald, Chairman and CEO of Upland Software. “Finally, we are raising our long term Adjusted EBITDA margin target to 35% to reflect the increased customer loyalty and operating efficiency we are seeing as we scale.”

Item 8.01    Other Events.

On January 11, 2017, Upland issued a press release announcing the closing of the acquisition of Omtool, Ltd. by way of merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Upland Software, Inc., dated January 11, 2017.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By: /s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: January 11, 2017